Exhibit 1(c)

                    Merrill Lynch U.S.A. Government Reserves

                           Certification of Amendment
                             To Declaration of Trust

      The undersigned, constituting at least a majority of the Trustees of Merrill Lynch U.S.A. Government Reserves (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 17th day of November, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration, effective as of June 26, 2003, as approved by the holders of at least two-thirds of the outstanding shares of the Trust:

VOTED: That Section 3.2 of Article III of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

            3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

                  (a) conduct, operate and carry on the business of an
            investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or
            otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

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                                      -2-

                  (c) The Trustees shall not be limited to investing in
            obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                  (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and any exemptive orders granted under the 1940 Act.

      IN WITNESS WHEREOF, the undersigned have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration as of the 26th day of June, 2003.

      /s/ Terry K. Glenn                       /s/ Laurie Simon Hodrick
 ---------------------------------       -----------------------------------
    Terry K. Glenn as Trustee                Laurie Simon Hodrick as Trustee
          P.O. Box 9011                               P.O. Box 9095
 Princeton, New Jersey 08543-9011           Princeton, New Jersey 08543-9095
      800 Scudders Mill Road                     800 Scudders Mill Road
       Plainsboro, NJ 08536                       Plainsboro, NJ 08536

      /s/ M. Colyer Crum                        /s/ Donald W. Burton
 ---------------------------------        ----------------------------------
    M. Colyer Crum as Trustee                 Donald W. Burton as Trustee
          9095 P.O. Box 9095                              P.O. Box
 Princeton, New Jersey 08543-9095           Princeton, New Jersey 08543-9095
      800 Scudders Mill Road                     800 Scudders Mill Road
       Plainsboro, NJ 08536                       Plainsboro, NJ 08536

      /s/ Fred G. Weiss
 ---------------------------------
     Fred G. Weiss as Trustee
          P.O. Box 9095
 Princeton, New Jersey 08543-9095
      800 Scudders Mill Road
       Plainsboro, NJ 08536

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                                      -3-

      The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch U.S.A. Government Reserves" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.